Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form S-1/A of our report dated June 28, 2016, relating to the financial statements of H/Cell Energy Corporation, and to the reference of our firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

September 26, 2016